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                                                                   EXHIBIT 10.32



                 COOPERATIVE RESEARCH AND DEVELOPMENT AGREEMENT
                                No. 58-3K95-M-764

                                     between

                      USDA'S AGRICULTURAL RESEARCH SERVICE

                                       and

                           eMERGE VISION SYSTEMS, INC.

                                       and

                 IOWA STATE UNIVERSITY OF SCIENCE AND TECHNOLOGY

                                   concerning

          Methods for Detecting Fecal and Ingesta Contamination on Meat















                                                     CRIS NO. 3625-32420-001-00D
                                                        Log No. 3630-30-00-16377
                                                                   Term: 3 years
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                                    CONTENTS


Objective and Approach .................................................       5
Scientific Interactions ................................................       5
Ars' Responsibilities ..................................................
eMERGE's Responsibilities ..............................................       6
Isu's Responsibilities .................................................       7
Sharing of Research Results ............................................       7
Research Exclusion .....................................................       7
Reports and Records ....................................................       8
Regulatory Approvals ...................................................       8
Confidentiality and Proprietary Property ...............................       8
Publications ...........................................................      10
Use of Name or Endorsements ............................................      10
Manufacture in the United States .......................................      10
Indemnity and Liability ................................................      10
Export Control .........................................................      11
Relationship of Parties ................................................      11
Availability of Appropriations .........................................      11
Force Majeure ..........................................................      12
Termination by Mutual Agreement ........................................      12
Termination by Mutual Agreement ........................................      12
Scope of Agreement .....................................................      13
Amendment ..............................................................      14
Notices and Authorized Agents ..........................................      14
Scientific Representatives .............................................      15
Disputes ...............................................................      15
Limitation on Ars' Scientific Representative's authority ...............      16
Officials Not to Benefit ...............................................      16
Subcontracting Approval ................................................      16
Entire Agreement .......................................................      16
Severability ...........................................................      17
Assignments ............................................................      17
Subject Inventions .....................................................      17
Ownership of Inventions ................................................      18
Subject Inventions .....................................................      18
Subject Invention Information ..........................................      19
Property Protection Applications .......................................      19
Headings and Titles ....................................................      19
Ambiguities ............................................................      20
Term ...................................................................      20
Signatures and Effective Date ..........................................      20
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Certifications .........................................................      21
Estimated Budget .......................................................      23
Research Plan ..........................................................      24
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                       ARTICLE IV - OBJECTIVE AND APPROACH

4.01 The objective of this Agreement is to evaluate and further develop the technology described in a US Patent Application Serial No. 09/033, 754, "Method and System for Detecting Fecal and Ingesta Contamination on the Carcasses of Meat Animals During and After Slaughter Using Visible Light Fluorescent Spectroscopy," filed 3 March 1999. ARS will provide microbial and animal expertise. ISU will provide physical chemistry and spectroscopy expertise. eMERGE will provide design and engineering expertise and will construct prototype instruments. All parties will participate in the testing and evaluation of the prototype instruments for their ability to detect fecal and ingesta contamination on meat.

4.02     The approaches to be used by ARS are to:

         Share the knowledge gained thus far on the use of spectroscopy to detect fecal material and ingesta on meat and to join with ISU and eMERGE to evaluate and enhance its practical application.

4.03     The approaches to be used by eMERGE are to:

         Design and construct prototype instruments adjoin with ARS and ISU to evaluate its practical application in the detection of fecal material and ingesta on meat.

4.04     The approaches to be used by ISU are to:

         Share the knowledge gained thus far on the use of spectroscopy to detect fecal material and ingesta on meat and to join with ARS and eMERGE to evaluate and enhance its practical application.


                       ARTICLE V - SCIENTIFIC INTERACTIONS

5.01 Frequent and effective communication is essential to the successful accomplishment of the objectives of this Agreement. To this end, the scientific representatives of ARS, ISU and eMERGE shall meet at least once every six (6) months to exchange results, perform critiques and make plans and recommendations.

         a. Any such plan or recommendation that is outside the Scope of Agreement shall be reduced to writing and referred to the management of each party for appropriate action.

         b. Any such plan or recommendation so referred shall not be binding on either party unless incorporated into this Agreement by amendment.


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                       ARTICLE VI - ARS' RESPONSIBILITIES

6.01 Using approaches herein described in Section 4.02, provide expertise in the microbiology, physiology and metabolism of the gastrointestinal tract.

6.02 Provide biological samples and animals as necessary and mutually agreed upon to evaluate the prototype instrument(s) developed by eMERGE to detect fecal material and ingesta on meat.

6.03 Permit ISU and eMERGE scientific personnel assigned to this cooperative effort entrance to and exit from ARS facilities as needed and agreed.

6.04 Assign personnel, equipment, supplies, transportation, and facilities as needed and available to meet its responsibilities hereunder, such resources to remain the property of ARS.


                     ARTICLE VII - eMERGE'S RESPONSIBILITIES

7.01 Using approaches herein described in Section 4.03, design and produce a prototype and a commercially feasible fecal and ingesta detection instrument and evaluate with ARS and ISU its usefulness under practical conditions.

7.02 Conduct market surveys in support of a commercialization strategy for the above mentioned fecal and ingesta detection instrument.

7.03 Explore the regulatory issues regarding the adoption of the above-mentioned fecal and ingesta detection instrument.

7.04 Permit ISU and ARS scientific personnel assigned to this cooperative effort entrance to and exit from eMERGE facilities as needed and agreed.

7.05 Assign personnel, equipment, supplies, transportation, and facilities as needed and available to meet its responsibilities hereunder, such resources to remain the property of eMERGE.

7.06     Pay $150,000 to ISU, as follows:

          a. $50,000 within thirty (30) days of final signature of this Agreement;

          b. $50,000 within thirty (30) days after the completion of the first year of this Agreement;



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         c.       $50,000 within thirty (30) days after the completion of the second year of this Agreement.

         Make checks or money orders out to the "Iowa State University of Science and Technology," cite Agreement No. 58-3K95-M-764 thereon and send to:

                  Contracts and Grants Office
                  213 Beardshear Hall
                  Iowa State University
                  Ames, IA 50011-2041.


                      ARTICLE VIII - ISU'S RESPONSIBILITIES

8.01 Using approaches herein described in Section 4.04, provide physical chemistry and spectroscopy expertise as needed by eMERGE in the design of the prototype fecal and ingesta detection instrument and participate with ARS and eMERGE in evaluating its ability to detect fecal contamination and ingesta on meat.

8.02 Permit ARS and eMERGE scientific personnel assigned to this cooperative effort entrance to and exit from ISU facilities as needed and agreed.

8.03 Assign personnel, equipment, supplies, transportation, and facilities as needed and available to meet its responsibilities hereunder, such resources to remain the property of ISU.


                    ARTICLE IX - SHARING OF RESEARCH RESULTS

9.01 The results of this Agreement and research data which are collected, compiled and evaluated under this Agreement shall be shared and mutually exchanged by ARS, eMERGE and ISU.


                         ARTICLE X - RESEARCH EXCLUSION

10.01 The results of this Agreement shall be made available to others for bona find research purposes if confidentiality is not breached and Subject Inventions or the pending patent application described in
         Section 4.01 are not infringed.



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                        ARTICLE XI - REPORTS AND RECORDS

11.01 Each party shall keep complete records relating to this research. All such records shall be available for inspection by the other parties at reasonable times.

11.02 The records, or true copies of them shall be delivered to the other parties upon request.

11.03 Written progress reports shall be supplied by each party to the other parties at least fifteen (15) calendar days prior to each semiannual meeting.

11.04 A final report summarizing all data shall be submitted by each party to the other parties within sixty (60) days of the completion of this Agreement.


                       ARTICLE XII - REGULATORY APPROVALS

12.01 Each party is joined and separately responsible for obtaining appropriate opinions, permits, or licenses from Federal or State agencies which research materials that each may contribute to or may result from the performance of this Agreement.

12.02 eMERGE is responsible for obtaining appropriate opinions, permits, or licenses from Federal or State agencies which regulate commercial products that may arise from the research work performed within the Scope of Agreement.


             ARTICLE XIII - CONFIDENTIALITY AND PROPRIETARY PROPERTY

13.01 Trade secrets or commercial or financial information, hereinafter referred to as Confidential Information, that is privileged or confidential, under the meaning of 5 USC 552(b)(4), which is obtained by one party from another in the conduct of research under this Agreement shall not be disclosed to any third party without prior written permission of the disclosing party. Each party should use the same degree or care in safeguarding the Confidential Information of the other party as it uses for its own Confidential Information, but in no event less than reasonable care. Also, disclosure of Confidential Information should be on a need-to-know basis.

13.02 Information and sample materials submitted or created under this Agreement and permanently labeled "confidential" or "proprietary" but the submitter or creator shall be deemed to be Confidential Information.

13.03 To the extent one party orally submits its Confidential Information to the other parties, the submitting party will prepare a document marked "CONFIDENTIAL" embodying or


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         identifying in reasonable detail such orally submitted Confidential
         Information and provide the document to the other parties.

13.04 Confidential Information and sample materials submitted under this Agreement shall not be disclosed or transferred to a party other than a party to this Agreement without permission from the submitter or creator.
13.05 A party hereto shall be bound by confidentiality unless the information or sample material received from another party:

         a. Already are available to the public or known to the recipient;

         b. Become available to the public through no fault of the recipient, or

         c. Are nonconfidentialy received from another party legally entitled to them.

13.06    Proprietary Material Property

         a. Proprietary Material Property means individually and collectively, without limitation, computer software, computer simulations, arrays, germplasm, cultures, cell lines, plants, plant parts, seeds, pollen, proteins, peptides, and metabolites, DNA and RNA sequences, genes, probes and plasmids.

         b. Any Proprietary Material Property which is supplied under this agreement by a party, including materials embodying or embodied by such Proprietary Material Property, shall remain the sole property of the supplying party and no right or license to any such Proprietary Materials Property will be created by virtue of this Agreement, EXCEPT: as authorized by 15 USC 3710a(a)(2).

         c. With respect to Proprietary Material Property supplied to the Agreement by any party and as authorized by 15 USC 3710a(c)(7)(A):

                           (1) Such Proprietary Material Property is supplied and may be used, solely for research purposes and only as expressly provided herein;

                           (2) Such Proprietary Material Property shall not be transferred to any third party without the prior written consent of the supplying party; and

                           (3) At expiration or termination of this Agreement, all Proprietary Material Property shall be returned or destroyed, at the option of the supplying party, and the receiving party shall cease using and make no further use of all Proprietary Material Property provided by the supplying party, unless otherwise agreed in writing by both parties.



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                           ARTICLE XIV - PUBLICATIONS

14.01 Subject to the requirements of the confidentiality and preservation of invention rights, any party hereto may publish the results under the Agreement, PROVIDED;

         a. The other parties are allowed to review the manuscript at least sixty (60) days prior to submission for publication;

         b. Such publications shall acknowledge this Agreement and the contributions of each party's personnel.

14.02 The final decision as to the publication content rests with the author of the publication.

14.03 Publication and/or other disclosure of the results of this Agreement shall be delayed as necessary to preserve both United States of America and foreign patent rights in a Subject Invention, PROVIDED: the requesting party demonstrates promptness and diligence in seeking patent protection on the Invention.


                    ARTICLE XV - USE OF NAME OR ENDORSEMENTS

15.01 By entering into this Agreement, neither ARS nor ISU directly or indirectly endorse any product or service provided or to be provided, whether directly or indirectly related to this Agreement or the results of this Agreement.

15.02 No party shall in any way state or imply that this Agreement or the results of this Agreement are an endorsement of its organizational units, employees, products, or services except to the extent permission is specifically granted by the Authorized Agents of ARS and ISU.


                 ARTICLE XVI - MANUFACTURE IN THE UNITED STATES

16.01 Any product embodying Subject Inventions or produced through the use of such Inventions used or sold by eMERGE or any licensee or sublicensee in the United States of America shall be manufactured substantially in the United States of America.


                     ARTICLE XVII - INDEMNITY AND LIABILITY

17.01 ISU will hold ARS and eMERGE harmless from any liability arising from the negligent acts or omissions of an employee, agent, or officer or ISU, EXCEPT: to the extent


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         aforesaid liability arises from the negligent acts or omissions of ARS or eMERGE, their employees, agents, or contractors and employees or agents of the contractor.

         a. ISU's liability is limited to that available under IOWA State Law.

17.02 ARS will hold eMERGE and ISU harmless from any liability arising rom the negligent act or omission of a federal Government officer or employee acting within the scope of his or her employment, EXCEPT: to the extent aforesaid liability arises from the negligent acts or omissions of eMERGE of ISU, their employees, agents, or contractors and employees or agents of the contractor.

         a. ARS' liability is limited to that available pursuant to the Federal Tort Claim Act, 28 USC 2671, et seq.

17.03 eMERGE will hold ARS and ISU harmless from any liability arising from the negligent act or omission of an eMERGE officer or employee acting within the scope of his or her employment, EXCEPT; to the extent aforesaid liability arises from the negligent acts or omissions of ARS or ISU, their employees, agents or contractors and employees or agents of the contractor.


                         ARTICLE XVIII - EXPORT CONTROL

18.01 ARS, eMERGE and ISU understand that materials resulting from the performance of this Agreement may be subject to export control laws and regulations.

18.02 Each party is separately responsible for compliance with such laws.


                      ARTICLE XIX - RELATIONSHIP OF PARTIES

19.01 ARS, eMERGE and ISU act in their independent capacities in the performance of their respective functions under this Agreement and no party is to be considered the officer, agent, or employee of another party.


                   ARTICLE XX - AVAILABILITY OF APPROPRIATIONS

20.01 ARS continuance of its obligations in this Agreement Is subject to the passage by the Congress of the United States of an appropriation of funds from which expenditures may legally be made to cover ARS' contributions.



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20.02    ISU's continuance of its obligations in this Agreement is subject to the passage by the Legislature of the State of Iowa of an appropriation of funds from which expenditures may legally be made to cover ISU's contributions.


                           ARTICLE XXI - FORCE MAJEURE

21.01 No party shall be liable for any unforeseeable event beyond its reasonable control not caused by the fault or negligence of such p.

         a. Which causes the party to be unable to perform its obligations under this Agreement; and

         b. Which it has been unable to overcome by the exercise of due diligence.

         c. This includes, but is not limited to, floods, drought, earthquake, storm, fire, pestilence, lightning and other natural catastrophes, epidemic, war, riot, civil distance or disobedience, strikes, labor dispute, failure, or sabotage of a party's facilities or any order or injunction made by a, court or public agency.

21.02 In the event of the occurrence of such force majeure. events, the party unable to perform shall promptly notify the other parties.

         a. It shall also use its best efforts to resume performance as quickly as practicable;

         b. It shall suspend performance only for such period of time as is reasonably necessary as a result of the force majeure event.


                 ARTICLE XXII - TERMINATION BY MUTUAL AGREEMENT

22.01 This Agreement or parts thereof, is subject to termination at any time by mutual consent.

22.02 Pledges of confidentiality and rights accruing in intellectual property shall survive such termination.


                 ARTICLE XXIII - TERMINATION BY MUTUAL AGREEMENT

23.01 ARS, eMERGE or ISU may unilaterally terminate its participation in this Agreement at any time for material breach by another by giving other parties written notice not less than ninety (90) calendar days prior to the desired termination date.



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23.02    Pledges of confidentiality and rights accruing in intellectual property shall survive such termination.

23.03 If ISU unilaterally terminates this Agreement pursuant to this Clause,
ISU:

         a. Shall return to ARS and eMERGE any and all data and materials originated or provided by ARS and eMERGE in ISU's possession; and

         b. Shall retain no rights to use or publish said material or data after the effective date of ISU's unilateral termination.

23.04 If ARS unilaterally terminates this Agreement pursuant to this Clause,
ARS:

         a. Shall return to ISU and eMERGE any and all data and materials originated or provided by ISU and eMERGE in ARS' possession; and

         b. Shall retain no rights to use or publish said material or data after the effective date of ARS' unilateral termination.

23.05 If eMERGE unilaterally terminates this Agreement pursuant to Clause, eMERGE:

         a. Shall return to ISU and ARS any and all data and materials originated or provided by ISU and ARS in eMERGE's possession; and

         b. Shall retain no rights to use or publish said material or data the effective date of eMERGE's unilateral termination.


                        ARTICLE XXIV - SCOPE OF AGREEMENT

24.01 Scope of Agreement means objectives, duties and responsibilities forth in Articles 4, 6, 7 and 8 and Schedule 3.

24.02 Any time a hereto believes their work progress hereunder dictates; a substantial change in the work described herein, all parties shall make a good faith effort to agree on any necessary change in this Agreement.

24.03    Any change in this Agreement shall be by written amendment




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                             ARTICLE XXV - AMENDMENT

25.01 If a party hereto desires a modification in this Agreement, the other pes shall confer in good faith to determine the desirability of such modification.

25.02 Such modification shall not be effective until a written amendment is signed by the Authorized Agents of all pes.


                  ARTICLE XXVI - NOTICES AND AUTHORIZED AGENTS

26.01 Notices and copies of correspondence among the scientific representatives of the parties that interpret or may have a bearing on the legal effect of this Agreement's terms and conditions shall be sent to the Authorized Agents.

26.02 Referencing Agreement Number 58-3K95-M-764 thereon, send to Authorized
Agents:

         If to ARS:
                  Willard J. Phelps
                  USDA/ARS/OTT
                  5601 Sunnyside Avenue
                  Beltsville, MD 20705-5131
                  Tel.: (301) 504-6532
                  FAX: (301) 504-5060
                  Email: mjp@ars.usda.gov;

         If to eMERGE:
                  Michael Sarmey
                  eMERGE Vision Systems, Inc.
                  10315 102nd Terrace
                  Sebastian FL 32959-7923
                  Tel.: (561) 581-7144
                  FAX: (561) 599-3779;

         If to ISU:
                  Richard E. Hasbrook
                  Contracts & Grants Officer
                  213 Beardshem
                  Iowa State University
                  Ames IA 50011-2041
                  Tel.: (515) 294-5225
                  FAX: (515) 294-8000
                  Email: grants@iastate.edu;


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                   ARTICLE XXVII - SCIENTIFIC REPRESENTATIVES

27.01 The Scientific Representative of ARS is:

                  Mark A. Rasmussen
                  USDA/ARS/NADC
                  P.O. Box 70
                  Ames IA 50010-0070
                  Email: mramuss@nadc.ars.usda.gov.

27.02    The Scientific Representative of eMERGE is:

                  Albin Gapsch
                  AMERGE - Vision Systems, Inc.
                  10315 102nd Terrace
                  Sebastian FL 32958-7823

27.03    The Scientific Representative of ISU is:

                  Jacob W. Petrich
                  116 Gilman Hall
                  Iowa State University
                  Ames IA 50011-3111
                  Email: jwp@lastate.edu.


                            ARTICLE XXVIII - DISPUTES

28.01 Any dispute arising under this Agreement which cannot be readily resolved shall be submitted to Authorized Agents for resolution.

28.02 Each party agrees to seek in good faith to resolve the issue through negotiation or other forms of nonbinding dispute resolution processes mutually acceptable to the parties.

28.03 A joint decision of ft Authorized Agents, or their designees, shall be dispositive of such dispute.

28.04 Pending the resolution of any dispute or claim pursuant to this Clause, the parties agree that performance of all obligations shall be pursued diligently.



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          ARTICLE XXIX - LIMITATION ON ARS' SCIENTIFIC REPRESENTATIVE'S
                                    AUTHORITY

29.01 ARS' Scientific Representative, also known as the Authorized Departmental Officer's Designated Representative, is authorized to perform the research, development, testing, and evaluation falling within the Scope of Agreement. That individual is not authorized to change or interpret with authority the terms and conditions of this Agreement.


                     ARTICLE XXX - OFFICIALS NOT TO BENEFIT

30.01 No Delegate to or Member of the Congress of the United States of America shall have a of or fit from this Agreement,

30.02 This requirement does not include corporations if this Agreement is entered into for the corporation's general benefit.


                     ARTICLE XXXI - SUBCONTRACTING APPROVAL

31.01 A party hereto desiring to cont or otherwise award a substantial portion of the, research and development described herein shall give prior notice to the other parties, including details of the contact or award and receive their permission, which permission shall not be unreasonably withheld or delayed.

31.02 This requirement is to assure confidentiality is not breached, Subject inventions are not infringed, and rights to Subject Inventions compromised.


                        ARTICLE XXXII - ENTIRE AGREEMENT

32.01 Agreement constitute the entire agreement among ARS, eMERGE, and ISU and supersedes all prior Agreements and understandings among them with respect to its subject matter.

32.02 Any representation, promise, or condition in correction with such subject matter which is not incorporated in this Agreement shall not be binding upon the parties.

32.03 No modification, renewal, extension, waiver, or termination of this Agreement or any of its provisions shall be binding upon The party or parties against whom enforcement of such modification, renewal, extension, waiver, or termination is sought, unless made in writing and signed on behalf of such party or parties by a Authorized Agent.



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32.04    As used herein, the word "termination" includes any and all means of bringing to an end prior to its expiration by its own terms this Agreement, or any provision thereof, whether by release, discharge, abandonment, or otherwise.


                          ARTICLE XXXIII - SEVERABILITY

33.01 The illegality or invalidity of any provision of this Agreement shall not impair, affect or invalidate the other provisions of this Agreement.


                           ARTICLE XXXIV - ASSIGNMENTS

34.01 Neither this Agreement nor any rights or obligations of the parties hereto shall be assigned or otherwise transferred by a party without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed.

34.02 Notwithstanding the foregoing, eMERGE may assignees of a substantial portion of eMERGE's business interests to which this Agreement pertains.

34.03 ARS is an agency of the U.S., Government and any rights or data creased under this Agreement are freely transferable within the U.S. Government and shall not be deemed an "assignment" as contemplated by this Clause.

34.04 Iowa State University Research Foundation is a nonprofit organization associated with Iowa State University which has the right to manage intellectual property and receive assignment of intellectual property developed under this Agreement.


                        ARTICLE XXXV - SUBJECT INVENTIONS

35.01 "Subject Inventions" shall mean any invention or other intellectual property conceived or first reduced to practice under this Agreement which is patentable or otherwise protectable under title 35 of the United States Code, under 7 USC 232 1, et seq., and foreign intellectual property laws.

35.02 "SUBJECT INVENTIONS" DOES NOT MEAN INVENTIONS MADE OUTSIDE THE SCOPE OF AGREEMENT OR PRIOR TO THE EXECUTION OF THIS
         AGREEMENT.




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                     ARTICLE XXXVI - OWNERSHIP OF INVENTIONS

36.01 All rights, title and interest in any Subject Invention will be vested in equal share to the parties hereof by which the inventors thereof are employed,


                       ARTICLE XXXVII - SUBJECT INVENTIONS

37.01 ISU grants to eMERGE an option to obtain a worldwide, royalty-bearing exclusive license to make, use and sell any ISU owned or Co-owned Subject Inventions. The option will expire unless:

         a. eMERGE informs ISU within sixty (60) days of its receipt of Subject Invention disclosure that it desires to exercise its option; or

         b. A license is si within ninety (90) days of eMERGE's notification.

37.02 eMERGE shall grant ARS, on behalf of the U.S. Government, a royalty-free, nonexclusive, worldwide, irrevocable, nontransferable license on any eMERGE wholly owned or co-owned Subject Invention. The purpose of this license shall be to practice the Subject Invention or have it practiced, by or on behalf of the Government, for research or other Government purposes 15 USC 3710 a(b)(2).

37.03 ISU is granted an option for a royalty-free, non-exclusive, worldwide, irrevocable license to practice and use eMERGE's or ARS' solely owned Subject Invention for ISU research purposes.

37.04 eMERGE is granted an option for an exclusive to an exclusive commercialization license in each Subject Invention owned or co-owned by ARS. This license shall be consistent with the requirements of 35 USC 209(a), 209(b), and 209(f) and other such terms and conditions as may be reasonable under the circumstances, as agreed upon through good faith negotiations between eMERGE and ARS. The right of first refusal shall terminate whenever eMERGE fails to:

         a. Submit a complete application for an exclusive license within sixty (60) days of being notified by ARS of an Invention's availability for licensing; or

         b. Submit a good faith written response to a written proposal of licensing terms within ninety (90) days of such proposal.




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                 ARTICLE XXXVIII - SUBJECT INVENTION INFORMATION

38.01 Each party shall promptly make written disclosure to the Authorized Agents of the other parties of each Subject Invention.

38.02    This information shall be treated in confidence by the receiving party.

38.03 Each party shall provide, when requested by the other patties, all information in its possession, or true copies thereof, pertaining to a Subject Invention which may be necessary or useful in the preparation, filing, and prosecution of patent applications covering the Subject Invention.


                ARTICLE XXXIX - PROPERTY PROTECTION APPLICATIONS

39.01 ARS, eMERGE, and ISU agree to cooperate with each other in the preparation, filing, and prosecution of patent or other intellectual property applications in the United States of America and any other country on Subject Inventions.

39.02 The Authorized Agents or designees of each party shall provide the other parties with a copy of any patent application or other intellectual property application on a Subject Invention filed in the United States of America and any other country within sixty (60) calendar days after filing.

39.03 The filing party shall furnish the other parties a power of attorney to inspect said patent or other intellectual property application.

39.04 ARS shall have the first option to prepare and prosecute patent applications on Subject Inventions that are owned or co-owned by the U.S. Government, which option may be waived in whole or in part. ARS shall decide to exercise or waive its option within sixty (60) days after agreement that a Subject Invention has been made.


                        ARTICLE XL - HEADINGS AND TITLES

40.01 The headings and titles to the articles and paragraphs in this Agreement are intended solely for convenience and shall be given no effect in the construction or interpretation of this Agreement.

                            ARTICLE XLI - AMBIGUITIES

41.01 ARS, eMERGE and ISU agree that each party has reviewed this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply to the interpretation of this Agreement.


                               ARTICLE XLII - TERM

42.01 This Agreement shall become effective on the date of signature and continue in effect unless otherwise terminated as provided for elsewhere herein, for a term of three (3) years.


                  ARTICLE XLIII - SIGNATURES AND EFFECTIVE DATE

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives in triplicate.

FOR THE UNITED STATES DEPARTMENT OF AGRICULTURE:


-------------------------------
WILLARD J. PHELPS
Authorized Departmental Officer                                  Date:

FOR eMERGE VISION SYSTEMS, INC.:


-------------------------------
MICHAEL JANNEY
Chief Financial Officer                                          Date:


FOR IOWA STATE UNIVERSITY OF SCIENCE AND TECHNOLOGY:


-------------------------------
RICHARD E. HASBROOK
Contract & Grants Officer                                        Date:

                                 CERTIFICATIONS



ISU certifies that it:

         a.       is not a small business concern;

         b.       is not a minority business;

         c.       opera as a public, educational institution.

         d. has not paid or agreed to pay any company or person (other than a bona fide employee working solely for ISU) any fee, commission, percentage, or brokerage fee, consent upon the award of this Agreement, and if so, agrees to furnish information relating thereto, as requested, by the Authorized Departmental officer.

         e. its Principal Officers are not listed on the U.S. Government's list of debarred and suspended organizations and individuals; shall notify the Authorized Departmental Officer if so listed; and shall not subcontract or otherwise award to any organization or individual so listed;

         f. agrees to comply with the provisions of the Civil Rights Act of 1964, as amended, and Executive Order 11246, addressing equal opportunity and affirmative action;

         g. agrees to comply with the provisions of Title IX of the Education Amendment of 1972, 20 USC 1681, et seq.; Section 504 of the Rehabilitation Act of 1973, as amended, 29 USC 704; Age Discrimination Act of 1975, 43 USC 6101-6107; and Drug-Free Workplace Act of 1988, 41 USC 701, et seq.; and

         h. is in a position to undertake, perform, and complete this Agreement and will diligently perform work in accordance with its provisions.

                                 CERTIFICATIONS

eMERGE cities that it:

         a.       is not a small business concern;

         b.       is not a minority business;

         c. operates as a corporation, incorporated in the State of Delaware.

         d. has riot paid or agreed to pay any company or person (other than a bona fide employee working solely for the Cooperator) any fee, commission, percentage, or brokerage fee, contingent upon award of this Agreement, and if so, agrees to furnish information relating thereto, as requested by the Authorized Departmental officer.

         e. its Principal Officers are not listed on the U.S. Government's list of debarred and suspended organizations and individuals; shall notify the Authorized Department Officer if so listed; and shall not subcontract or otherwise award to any organization or individual so listed;

         f. agrees to comply with the provisions of the Civil Rights Act of 1964, as amended, and Executive Order 11246, addressing equal opportunity and affirmative action;

         g. agrees to comply with the provisions of Title IX of the Education Amendment of 1972, 20 USC 1681, et seq.; Section 504 of the Rehabilitation Act of 1973, as amended, 29 USC 794; Age Discrimination Act of 1975, 43 USC 6101-6107; and Drug-Free Workplace Act of 1988, 41 USC 701, et seq.; and

         h. is in a position to undertake, perform, and complete this Agreement and will diligently perform work in accordance with its provisions,

                                ESTIMATED BUDGET


                                                  ISU
                                                  To Receive       ARS              eMERGE             ISU
                                                  Funds For        In-House         In-House           In-House
YEAR 1
a.   Salaries and Wages ...................         $ 39,300           15,000        178, 500          17,100
b.   Equipment ............................                0           10,000          20,000               0
c.   Material and Supplies ................            8,700            5,000          10,000               0
d.   Travel
     a. Domestic ..........................            2,000            2,000          22,000               0
     b. Foreign ...........................                0                0               0               0
e.   Facilities ...........................                0                0          35,522               0
f.   Other direct Costs ...................                0            6,400               0               0
g.   TOTAL DIRECT COST ....................           50,000           38,400         266,022          17,100
h.   Indirect Cost ........................                0                0         343,650           7,600
i.   TOTAL COSTS (G+H) ....................           50,000           38,400         690,672          24,700

YEAR 2
a.   Salaries and Wages ...................         $ 39,300           15,000         295,500          17,100
b.   Equipment ............................                0           10,000               0               0
c.   Material and Supplies ................            8,700            5,000         125,000               0
d.   Travel
     a. Domestic ..........................            2,000            2,000          22,000               0
     b. Foreign ...........................                0                0               0               0
e.   Facilities ...........................                0                0          58,805               0
f.   Other direct Costs ...................                0            6,400         100,000               0
g.   TOTAL DIRECT COST ....................           50,000           38,400         601,305          17,100
h.   Indirect Cost ........................                0                0         580,200           7,600
i.   TOTAL COSTS (G+H) ....................           50,000           38,400       1,181,505          24,700

YEAR 3
a.   Salaries and Wages ...................         $ 39,300           25,000         226,700          17,100
b.   Equipment ............................                0           10,000               0               0
c.   Material and Supplies ................            8,700            5,000          45,000               0
d.   Travel
     a. Domestic ..........................            2,000            2,000          32,000               0
     b. Foreign ...........................                0                0               0               0
e.   Facilities ...........................                0                0          45,113               0
f.   Other direct Costs ...................                0            6,400           1,000               0
g.   TOTAL DIRECT COST ....................           50,000           38,400         349,813          17,100
h.   Indirect Cost ........................                0                0         437,480           7,600
i.   TOTAL COSTS (G+H) ....................           50,000           38,400         787,293          24,700

SUMMARY
a.   Salaries and Wages ...................          117,900           55,000         700,700          51,300
b.   Equipment ............................                0           20,000          20,000               0
c.   Material and Supplies ................           26,100           15,000          15,000               0
d.   Travel
     a. Domestic ..........................            6,000            6,000           6,000               0
     b. Foreign ...........................                0                0               0               0
e.   Facilities ...........................                0                0         139,439               0
f.   Other direct Costs ...................                0           19,200         101,000               0
g.   TOTAL DIRECT COST ....................          150,000          115,200       1,217,139          51,300
h.   Indirect Cost ........................                0                0       1,361,330          22,800
i.   TOTAL COSTS (G+H) ....................          150,000          115,200       2,578,469          74,100

                                  RESEARCH PLAN

For successful completion of this Agreement all parties agree to the following research objectives and research responsibilities.

OBJECTIVES

1. To achieve 0% visual positive detection of fecal or ingesta contamination on meat carcasses at the final rail inspection station. By using fluorescent detection instrumentation to assist in the achievement of 0% visual goal, all partners agree that instrument will be designed and constructed that are 10 fold more sensitive than visual detection limits.

2. To investigate promising carcass conation intervention technology that can be used in conjunction with the fecal detection system. The intervention technology must be capable of removing or significantly reducing or make nonviable microbial contamination on carcasses and other meat products.

3. To investigate the potential use of fluorescent spectroscopic methods of fecal and ingests detection for applications other than detecting contamination on animal carcasses and meat products.

A.   Fecal Detection System

     Detector Design - The following design parameters are agreed to and will be used for the construction of test detection devices for the meat industry,

     1.   Targeted sensitivity: 10x more sensitive than unaided human vision.

     2. Device mug be capable of operation at normal slaughter plant chain speeds (450 had) per hour, plant; 1100 head per hour, pork plant, or 90 birds per minute, poultry plant).

     3.   Device must be capable of a 360 degree inspection field.

     4. Device must provide positional output information with a circular error probability of 1 inch.

     5. Instrument must be shielded from environment for safe and trouble free operation.

     6. Instrument must be light shielded or baffled to minimize external light contamination and maximize worker safety.

     7. Device must be capable of multi wavelength operation and be capable of detecting light emissions particularly at 490 and 675 mm.

It will be, the responsibility of eMERGE to design, select, procure and assemble component parts necessary for prototype instrument manufacture. Testing will be the responsibility of all parties with each party contributing their own expertise. For example: 1) eMERGE would be responsible for testing electronic and optical Fort, 2) ISU would co-responsibility for optical function; 3) ARS would be responsible for testing performance of instrument on organic samples such as feces and meat. All parties will participate in obtaining access to packing plants for instrument testing in industrial settings.

B. Sensitivity Analysis - To evaluate the targeted instrument sensitivity (10x unaided visual exam), the following research is agreed to:

     1. ISU and ARS will establish dilution and inspection protocols which can be used to quantify and compare the sensitivity of visual exam versus instrument examination.

     2.   eMERGE and/or ISU will provide instruments for sensitivity studies.

C. Signal Diversity of Animal Samples - To determine the extent of few Fluorescent signal variation that can be expected to be found in field settings, the following is agreed to:

     1. ISU and ARS will collect, analyze and provide data on the wavelengths useful for fecal detection and the extent to which those signals vary between animals on a range of diets that are expected to be encountered in field settings.

     2. eMERGE will use the wavelength and signal variation information collected in its instrument design criteria.

D.      Dietary Fluorescent Signal Additives

        If it is determined by mutual agreement that fluorescent signal additives would be beneficial to the overall success of the project, all three parties maybe responsible for identifying and procuring adequate amounts of potential signal compounds for testing in animals. It will be the responsibility of the ARS to test these compounds in animal diets and collect feces for spectroscopic analysis by ISU or eMERGE.

E.      Intervention Techniques Following Detection

        Recognizing that a detection system for fecal contamination will be more valuable to the meat industry if it is coupled with an intervention system that disposes of the detected contamination, this research plan also includes a research objective to study selected intervention techniques. Potential techniques under consideration include; (1) a making system which identifies contamination after detection for subsequent manual trimming by plant workers; and (2) high intensity pulsed light and photodynamic antimicrobial treatments. By mutual agreement other intervention techniques may be included in this research plan as they are conceived if they are deemed valuable to the overall objectives of the project.

        In pursuit of a suitable intervention technique: eMERGE and ISU will be responsible for procurement of materials and construction of prototype intervention systems including lighting systems necessary to test the photodynamic antimicrobial concept. ARS and ISU will be responsible for identification and testing of candidate photodynamic compounds for their antimicrobial properties and evaluating their safety suitability for food use.